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                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 26, 1998
                                                  ----------------

                              Commercial Credit Company
-------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


    Delaware               1-6594                   52-0883351
    --------               ------                   ----------
(State or other          (Commission              (IRS Employer
jurisdiction of          File Number)             Identification No.)
incorporation)


                      300 Saint Paul Place, Baltimore, Maryland       21202
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                       (Address of principal executive offices)  (Zip Code)

                                    (410) 332-3000
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                 (Registrant's telephone number, including area code)


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                              COMMERCIAL CREDIT COMPANY
                             Current Report on Form 8-K

Item 5. Other Events
        ------------

Results of Operations
---------------------

The net income of Commercial Credit Company ("the Company") for the three months and year ended December 31, 1997 was $65.1 million and $240.1 million, respectively, compared to $46.5 million and $195.8 million, respectively, in the corresponding 1996 periods. The Company's income before income taxes for the three months and year ended December 31, 1997 was $100.2 million and $369.8 million, respectively, compared to $69.7 million and $297.0 million, respectively, in the corresponding 1996 periods. The Company's revenues for the three months and year ended December 31, 1997 were $484.9 million and $1,741.1 million, respectively, compared to $370.1 million and $1,441.1 million, respectively, in the corresponding 1996 periods.

At December 31, 1997 the Company had total debt consisting of certificates of deposit of $57.3 million, short-term borrowings of $3,871.6 million and long-term debt of $6,300.0 million. In addition the Company's total stockholder's equity at December 31, 1997 was $1,854.4 million.


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                              COMMERCIAL CREDIT COMPANY
                              SELECTED FINANCIAL DATA
                              (In millions of dollars)



                         Three months ended                 Year ended
Business Segment Data      December 31,                     December 31,
---------------------    ------------------            -------------------
                           1997      1996                1997           1996
                         --------  --------            --------      ---------
Revenues:

Consumer Finance         $482.2    $363.1              $1,684.7       $1,408.9
Corporate and Other         2.7       7.0                  56.4           32.2
                         --------  --------            --------      ---------
Revenues                 $484.9    $370.1              $1,741.1       $1,441.1
                         --------  --------            --------      ---------
                         --------  --------            --------      ---------

Net Income:

Consumer Finance         $ 69.8   $  52.0              $  235.7       $  221.8
Corporate and Other        (4.7)     (5.5)                  4.4          (26.0)
                         --------  --------            --------      ---------
Net Income               $ 65.1   $  46.5              $  240.1      $   195.8
                         --------  --------            --------      ---------
                         --------  --------            --------      ---------


Average yield              14.68%    15.00%                14.58%         15.24%
Average net interest margin 8.31%     8.45%                 8.14%          8.64%
Charge-off rate             2.42%     2.95%                 2.65%          2.91%


                                        As of December 31,
                                    ------------------------
                                        1997         1996
                                    ----------     ---------
Net receivables
  Real estate - secured loans       $  5,107.6     $3,456.7
  Personal loans                       3,922.2      3,199.6
  Credit cards (1)                     1,164.6        907.1
  Sales finance and other                857.0        507.7
                                    ----------     ---------

Consumer finance receivables,
   net of unearned finance charges    11,051.4      8,071.1
Accrued interest receivable               85.6         52.7
Allowance for credit losses             (321.4)      (239.3)
                                    ----------     ---------
Consumer finance receivables, net    $10,815.6     $7,884.5
                                    ----------     ---------
                                    ----------     ---------




60+ days past due as % of
  receivables                              2.35%        2.38%
Reserves as % of net receivables           2.91%        2.97%

(1) At December 31, 1997, excludes $186 million held for securitization.


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                                     SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                             COMMERCIAL CREDIT COMPANY





Dated:  January 26, 1998           By /s/ William T. Bozarth
                                      -------------------------------
                                          William T. Bozarth
                                          Vice President


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